EXHIBIT 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Tag-It Pacific, Inc.
Woodland Hills, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-121095, 333-106494 and 333-111612) and Form S-8
(Nos.  333-119712,   333-109854,  333-98577,  333-66356,  333-44592,  333-84099,
333-50267) of Tag-It Pacific, Inc. of our report dated March 31, 2005, relating to the consolidated financial statements and financial statement schedule which appear in this Form 10-K.



                                          /s/ BDO Seidman, LLP

Los Angeles, California
April 17, 2006